AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1996

                                                       REGISTRATION NO. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                          PREMIERE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            GEORGIA                                           59-3074176
 (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

3399 PEACHTREE ROAD, N.E., THE LENOX BUILDING, SUITE 400, ATLANTA, GEORGIA 30326
                                 (404) 237-2911
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          PREMIERE TECHNOLOGIES, INC.
                       STOCK PURCHASE WARRANT AGREEMENTS
                         WARRANT TRANSACTION STATEMENTS

                           --------------------------

                                BOLAND T. JONES
                CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT
                          PREMIERE TECHNOLOGIES, INC.
                           3399 PEACHTREE ROAD, N.E.
                         THE LENOX BUILDING, SUITE 400
                             ATLANTA, GEORGIA 30326
                                 (404) 237-2911

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                            JEFFREY A. ALLRED, ESQ.
                                 ALSTON & BIRD
                        1201 WEST PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7000

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
 TITLE OF SECURITIES    AMOUNT TO BE         PROPOSED MAXIMUM             PROPOSED MAXIMUM           AMOUNT OF
  TO BE REGISTERED      REGISTERED(1)   OFFERING PRICE PER SHARE(2)  AGGREGATE OFFERING PRICE(2)  REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------
Common Stock, $.01          541,944              $21.3125                  $11,550,181.50             $3,983
par value
====================================================================================================================

(1) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and antidilution provisions of the Stock Purchase Warrant Agreements.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Registrant's Common Stock on August 29, 1996, as reported by the National Association of Securities Dealers automated quotation system.
================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Premiere Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

(a) The Company's form of Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 with the Commission on March 6, 1996.

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission on May 15, 1996.

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed with the Commission on August 14, 1996.

(d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed February 14, 1996, and Form 8-A/A filed February 29, 1996, as amended by various reports and other documents filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     The legality of issuance of the securities being registered hereby has been passed upon by the law firm of Alston & Bird, counsel for the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (i) for an appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve knowing or intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The Company's Articles of Incorporation (the "Articles") exonerate the Company's directors from monetary liability to the extent permitted by this statutory provision.

     In addition to such rights as may be provided by law, the Company's Bylaws provide broad indemnification rights to the Company's directors and such officers, employees and agents as may be selected by such directors, with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, except that such indemnification does not apply in the same situations described above with respect to the exculpation from liability of the Company's directors. The Company is also obligated to reimburse such directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by such person in defending against any such liabilities and losses, as long as such person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to such liabilities or losses and agrees to repay to the Company any advances made under the Bylaws. Any amendment or other modification to the Bylaws which limits or otherwise adversely affects the rights to indemnification currently provided therein shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties. Such amendments can only be made upon the affirmative vote of (i) the holders of at least 75% of the shares entitled to vote to alter, amend or repeal the provisions of the Bylaws or (ii) a majority of the Board of Directors present at the meeting at which the vote is held.

     The Company has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the Company agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the shareholders. There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, employee or other agent.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

Not applicable.

ITEM 8.   EXHIBITS.
          --------

Exhibit
Number
- ------

4.1  Articles of Incorporation of the Company./(1)/

4.2  Amended and Restated Bylaws of the Company./(1)/

4.3  Form of Stock Purchase Warrant Agreement.

4.4  Form of Warrant Transaction Statement.

5.1 Opinion of Alston & Bird, counsel to the Registrant, as to legality of securities being registered.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Alston & Bird (included as part of Exhibit 5.1).

24.1 Power of Attorney (contained on signature page of this filing).
- --------------
(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-80547).

ITEM 9.   UNDERTAKINGS.

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)   Not applicable.

          (ii)  Not applicable.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Not applicable.

(d)  Not applicable.

(e)  Not applicable.

(f)  Not applicable.

(g)  Not applicable.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 30, 1996.


                              Premiere Technologies, Inc.


                              By:  /s/ Boland T. Jones
                                 ------------------------------
                                 Boland T. Jones
                                 Chairman of the Board and
                                 President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boland T. Jones and Patrick G. Jones, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 30, 1996, in the capacities and on the dates indicated.


         Signature                         Title                      Date
- ---------------------------  ----------------------------------  ---------------

/s/ Boland T. Jones              Chairman of the Board and       August 30, 1996
- ---------------------------    President (principal executive
Boland T. Jones                           officer)


/s/ D. Gregory Smith            Executive Vice President and     August 30, 1996
- ---------------------------               Director
D. Gregory Smith

         Signature                         Title                      Date
- ---------------------------  ----------------------------------  ---------------

/s/ Patrick G. Jones         Senior Vice President of Finance    August 30, 1996
- ---------------------------  and Legal, Treasurer and
Patrick G. Jones             Secretary (principal financial
                             and accounting officer)


/s/ George W. Baker, Sr.     Director                            August 30, 1996
- ---------------------------
George W. Baker, Sr.


/s/ Eduard J. Mayer          Director                            August 30, 1996
- ---------------------------
Eduard J. Mayer


/s/ Robert A. Jetmundsen     Director                            August 30, 1996
- ---------------------------
Robert A. Jetmundsen

                                 EXHIBIT INDEX


EXHIBIT                                                           SEQUENTIAL
NUMBER                     EXHIBIT                                 PAGE NO.
- ---------  ----------------------------------------               ----------

      4.1  Articles of Incorporation of the Company./(1)/
      4.2  Amended and Restated Bylaws of the Company./(1)/
      4.3  Form of Stock Purchase Warrant Agreement.
      4.4  Form of Warrant Transaction Statement.
      5.1 Opinion of Alston & Bird, counsel to the Registrant, as to legality of securities being registered.
     23.1  Consent of Arthur Andersen LLP.
     23.2  Consent of Alston & Bird (included as part of
           Exhibit 5.1).
     24.1 Power of Attorney (contained on signature page of this filing).

- -----------
(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 22-80547).